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                                                                  EXHIBIT 10(m)

                                CONSULTING AGREEMENT


This Consulting Agreement ("Agreement"), effective as of the 15th Day of November, 2000, by and between Power Technology, Inc. a Nevada corporation with principal offices at 1000 West Bonanza Road, Las Vegas, Nevada 89106 ("Company"), and Hanover Engineering & Consulting Limited, a company doing business at Limmerstrasse 88-90, Hanover, D-30451 Germany ("Consultant").

                                      PREMISES

     A. Consultant has numerous business contacts and is familiar with business conditions, contracts and opportunities throughout Europe.

     B. Company is developing new battery technology and is interested in developing a business presence in Europe.

     C. Consultant desires to enter into a written agreement to serve as a consultant to Company.

     D. Company desires to secure the services of Consultant and to protect its interest by obtaining comprehensive covenants from Consultant not to compete with Company not to divulge Company's confidential information.

                                      AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreement contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged hereby, Company and Consultant agree as follows:

1.   ENGAGEMENT OF CONSULTANT

Company hereby retains Consultant to serve as consultant to Company in the following area:

         A. Identify potential acquisition candidates with related technologies;

         B. Provide market research as to development of related technology by competing European companies;

         C.   Distinguish potential joint venture partners within Europe;

         D.   Evaluate the availability of European research facilities;

         E. Investigate the Company's eligibility for European Union and State government funding for new technologies; and

         F. Perform such other services that the Company's board of directors should reasonably request over the term of this Agreement.

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The foregoing services collectively are referred to herein as the "Consulting
Services".

2.   TERM OF AGREEMENT

This Agreement shall have a term of three (3) month commencing on the effective date of this Agreement ("Term of Agreement").

3.   COMPENSATION

         A. For Consulting Services rendered during the Term of the Agreement, Company agreed to pay the Consultant five hundred thousand (500,000) free trading shares pursuant to available exemption from the registration requirements of the Securities Act of 1933.

         B. If Company requests Consultant to perform other services not herein described or provided for, Company shall compensate Consultant as may agreed to by the parties in connection with those specific services.

4.   COSTS AND EXPENSES

Except as expressly provided otherwise in this Agreement, Company and Consultant agree that each party shall be fully and separately responsible for their own expenses incurred in fulfilling their respective obligations under this Agreement, including both direct and indirect expenses. Neither party shall be responsible for the expenses of the other without the advance written agreement of the other party.

5.   COMPLIANCE AND INDEMNITY

         A. Consultant agrees and acknowledges responsibility for full compliance with all state and federal laws and regulations including all applicable regulations of the Security and Exchange Commission while engaged in the performance of the Consulting Services.

         B. Inside Information, Securities Laws Violations. In the course of the performance of its duties, Consultant may become aware of information, which may be considered "inside information" within the meaning of the securities laws, rules and regulations. Consultant acknowledges that its use of such information to purchase or sell securities of Company, or its affiliates, or to transmit such information to any other party with a vew to buying, selling or otherwise dealing in Company's or its affiliate's securities is prohibited by law and would constitute a breach of this Agreement.

6.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

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In consideration for the Company entering into this Agreement, Consultant agrees that the following items (items listed in Subsection A-D below collectively will be referred to as "Confidential Information") used in the Company's business are secret, confidential unique, and valuable, were developed by the Company at great cost and over a long period of time, and disclosure of the Confidential information to anyone other than the Company's officers, agents, or authorized employees will cause Company irreparable injury.

         A. Non-public information, accounting information, plans of operations, possible mergers, or acquisitions prior to the public announcement;

         B.   Contact lists, call lists, and other confidential customer data;

         C. Memoranda, notes, and records concerning the technical information accumulated by Company; and

         D. Sketches, plans, drawings and other confidential explorations and development data.

Consultant agrees that it will not, directly or indirectly, during or after thee term of this Agreement disclose any Confidential Information to anyone not authorized by Company to receive or use such information.

7.   COVENANT NOT TO COMPETE

During the Term of this Agreement and for a period of one (1) year following termination of this Agreement, except in the case of a breach of this Agreement by Company, Consultant agrees not to engage in, assist, perform services for or assist any other person, firm partnership, corporation or other business entity (whether as an employee, agent, officer, director, security holder, owner, creditor, consultant or otherwise) that engages in or proposes to engage in any business with clients of Company or any other business or business opportunity that Company contemplates entering into and was not introduced to Company by Consultant. Consultant understands and acknowledges that this covenant not to compete is reasonable in scope because the business opportunities are not confined to any particular product or geographic market.

8.   BEST EFFORT BASIS

Consultant agrees that it will at all times faithfully and to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on Company's business or that any subsequent financial improvement will result from Consultant's efforts. Company understands and acknowledges that the success or failure of Consultant's efforts will be predicated on Company's assets and operating results.

9.   COMPANY'S RIGHT TO APPROVE TRANSACTIONS

Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves Company as a party to any agreement. Consultant and Company mutually agree that Consultant is not authorized to enter into agreements on behalf of

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Company.

10.  COMPANY UNDER NO DUTY OR OBLIGATION TO ACCEPT OR CLOSE ON ANY TRANSACTIONS.

It is mutually understood and agreed that Company is not obligated to accept any proposal or close any agreements submitted by Consultant.

11.  REMEDIES ON DEFAULT

If, at any time, Consultant materially breaches any of the provisions on Paragraph 6 or 7, Company shall have the right to terminate this Agreement. Consultant understands and acknowledges that monetary damages to Company for a material breach of provisions 6 or 7 may be difficult to determine and may not adequately compensate Company. Therefore, Consultant agrees and consents that in the event of a material breach or threatened breach of Paragraph 6 or 7, Company, in addition in equity for an injunction against the breach or threatened breach.

12.  WORK STOPPAGE OR EARLY TERMINATION

Company shall have the right, at any time, to direct Consultant to cease work or abandon its efforts on Company's behalf, and to refrain from commencing any new work or providing any further Consulting services hereunder. If this Agreement is terminated pursuant to this section or canceled pursuant to Paragraph 2, Company shall pay Consultant only for the services rendered through the date of cancellation or termination.

13.  NON-EXCLUSIVE SERVICES

         A. Company acknowledges that Consultant is currently providing services of the same or similar nature to other parties and Company agrees that Consultant is not prevented or barred from rendering services of the same nature or similar nature to any other individual or entity. In addition, Consultant may independently and at its sole cost and expense act as a principal in some or all of the projects or other business opportunities introduced to Company by Consultant. However, Consultant will always inform Company in writing that Consultant is acting as a principal.

         B. Consultant understands and agrees that Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. Consultant will advise Company of its position with respect to any activity, employment, business arrangement, or potential conflict of interest, which may be relevant to this Agreement.

14.  ALL PRIOR AGREEMENTS TERMINATED

This Agreement constitutes the entire understanding of the parties with respect to the

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engagement of Consultant, and all prior agreements and understandings with respect thereto are hereby terminated and shall be of no force or effect.

15.  REPRESENTATIONS AND WARRANTIES OF CONSULTANT

Consultant hereby represents and warrants to Company that:

         A. Legal Purposes. In the course of the performance of his duties, Consultant will not violate any federal or state securities laws or cause the violation of such.

         B. Subsequent Events. Consultant will notify Company if, subsequent to the date hereof, Consultant incurs obligations, which could compromise his efforts, and obligations under this Agreement.

16.  CONSULTANT IS NOT AN AGENT OR EMPLOYEE.

Consultant's obligations under this Agreement consist solely of providing the Consulting Services. In no event shall Consultant be considered the employee or agent of Company and shall not have authority to represent or bind Company. For purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Company or Company's affiliates and under no circumstances shall Consultant be liable for any expense incurred or loss suffered by Company as a consequence of such action or decisions. Consultant agrees that he will not represent to any person, entity, or organization that he is an employee or agent of Company or has the power to represent or bind Company in any respect unless Company's board of directors so empowers him. Consultant shall be solely liable for the payment of any taxes arising out of the payment of compensation under this Agreement.

17.  MISCELLANEOUS.

         A. Authority. The execution and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of both parties.

         B. Amendment. This Agreement may be amended or modified at any time and in any manner but only by an instrument in writing executed by both parties.

         C. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law or contract. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

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         D.   Assignment.

              (i) Neither party shall assign nor convey any right under this Agreement without the prior written consent of the other; and

              (ii) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

         E. Notices. Any notices or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal charges prepaid or when sent by facsimile transmission, provided that the communication is addressed:

                    (i)   In the case of Consultant, to:

                          Hanover Engineering & Consulting Limited
                          Limmerstrasse 88-90
                          D-30451 Hanover, Germany

                    (ii)  In the case of Company, to:

                          Lee Balak
                          Power Technology, Inc.
                          100 West Bonanza Road
                          Las Vegas, Nevada 89106, USA

         or to such person or address designated by the parties to receive notice.

         F. Headings and Captions. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the test of this Agreement, the text shall control.

         G. Multiple Counterparts. This Agreement may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

         H. Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal, or unenforceable in any respect and for any reason, including specifically, any term condition, clause or provision set forth in Paragraphs 6 or 7, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if it never contained such invalid, illegal or

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              unenforceable provisions.

         I. Controlling Law. The validity, interpretations and performance of this Agreement shall be controlled by and construed under the laws of the State of Nevada and in the English language.

         J. Attorney's Fees. If any actions as law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party. The attorneys' fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorneys' fees.

         K. Time is of the Essence. Time is of the essence for each and every provision of this Agreement.

         L. Mutual Cooperation. The parties shall cooperate with each other to achieve the purpose of this Agreement. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute such other and further documents and take such other actions as may be reasonable necessary or convenient to effect the purpose of this Agreement.

         M. Indemnification. Company and Consultant agree to indemnity, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement.

         N. Facsimile Counterparts. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission and any other person may rely upon the electronic facsimile as a signed original of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on this 15th Day of November, 2000.

         POWER TECHNOLOGY, INC.

              /s/ Lee Balak
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                  President


         HANOVER ENGINEERING & CONSULTING LIMITED

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              /s/ Dr. Frank Schain
         -----------------------------
                  President